United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 13, 2005

Fidelity National Title Group, Inc.

(Exact name of Registrant as Specified in its Charter)

1-9396
(Commission File Number)

Delaware	86-0498599
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     In its Registration Statement on Form S-1 (File No. 333-126402) (the “Registration Statement”), Fidelity National Title Group, Inc. (“FNT”) described its amended and restated certificate of incorporation (the “Restated Charter”), as it would be in effect following the distribution of shares of its Class A Common Stock to the stockholders of Fidelity National Financial, Inc. (“FNF”), FNT’s sole stockholder. The form of the Restated Charter was filed as an exhibit to the Registration Statement.
     On October 13, 2005, FNT filed the Restated Charter with the Secretary of State of the State of Delaware in the same form in which it had been previously been filed as an amendment to the Registration Statement, and the Restated Charter became effective. The Restated Charter increased the number of authorized shares of Class A Common Stock and Class B Common Stock from 200 million each to 300 million each and of preferred stock from 1 million to 50 million. It also added provisions regarding: (a) classifying FNT’s board of directors; (b) filling vacancies on the board; (c) corporate opportunities; (d) removal of directors; (e) written consents of stockholders; (f) who may call special meetings; and (g) amendments to the Restated Charter and the by-laws. All of these provisions are described in detail in the Registration Statement and there has been no change in them from the descriptions set forth in the Registration Statement. A copy of the Restated Charter is attached hereto as Exhibit 3.1 and incorporated herein by this reference.

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Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of Fidelity National Title Group, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Title Group, Inc.
Date: October 19, 2005	By:	/s/ Anthony J. Park
Name: Anthony J. Park Title: Chief Financial Officer

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Exhibit Index

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of Fidelity National Title Group, Inc.

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